U.S.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No
001-33072	SAIC, Inc. 1710 SAIC Drive, McLean, Virginia 22102 (703) 676-4300	Delaware	20-3562868

000-12771	Science Applications International Corporation 1710 SAIC Drive, McLean, Virginia 22102 (703) 676-4300	Delaware	95-3630868

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2013, SAIC, Inc. (“SAIC”) entered into a credit agreement (the “Credit Agreement”) among SAIC, as guarantor, SAIC Gemini, Inc. (“SAIC Gemini”), a wholly-owned subsidiary of SAIC, as borrower, Citibank, N.A. (“Citibank”), as administrative agent, the lenders party thereto and the other agents and letter of credit issuers party thereto. SAIC’s guarantee obligations under the Credit Agreement are unsecured and shall be released upon the completion of the Spinoff Transaction (as defined below).

The facilities were put in place in anticipation of the contribution of the technical, engineering and enterprise information technology services business of SAIC and Science Applications International Corporation to SAIC Gemini, the payment of a special dividend to SAIC, the distribution by SAIC of all of the outstanding shares of common stock of SAIC Gemini to SAIC’s stockholders and certain related transactions (as set forth in more detail in the Registration Statement on Form 10 filed by SAIC Gemini with the Securities and Exchange Commission on March 7, 2013, as amended, supplemented or otherwise modified from time to time, the “Spinoff Transaction”).

The Credit Agreement consists of (i) a five-year unsecured revolving credit facility in an initial aggregate principal amount of up to $200,000,000 (the “Revolving Credit Facility”) and (ii) a five-year unsecured term facility with an initial aggregate principal amount of $500,000,000 (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”). Borrowings under the Credit Facilities will bear interest at a variable rate of interest based on LIBOR (or, in the case of borrowings in Euro, EURIBOR) or Citibank’s base rate. Interest rate margins with respect to borrowings under the Credit Agreement shall range from (a) for LIBOR or EURIBOR loans, 1.50% to 2.75% and (b) for base rate loans, 0.50% to 1.75%, in each case based on the then applicable Leverage Ratio (as defined in the Credit Agreement).

The Credit Agreement contains certain restrictive covenants applicable to SAIC Gemini and its subsidiaries, which include limitations on: liens, mergers and consolidations; changes in accounting principles; changes in nature of business; hedging agreements; sale and lease-back transactions; subsidiary indebtedness; dividends and issuances of capital stock; negative pledges; and transactions with affiliates. The Credit Agreement also includes certain financial covenants, which require the maintenance of a Leverage Ratio (as defined in the Credit Agreement) of not greater than 3.25:1.00 and an Interest Coverage Ratio (as defined in the Credit Agreement) of at least 3.50:1.00. To receive an extension of credit under the Credit Agreement, SAIC Gemini must satisfy customary conditions.

The Credit Agreement also contains certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, ERISA events, material monetary judgments, change of control events and the material inaccuracy of our representations and warranties. If an event of default occurs and is continuing under the Credit Facilities, the Credit Agreement provides that the administrative agent shall at the request, or may with the consent, of the required lenders, terminate the commitments thereunder, declare amounts outstanding, including principal and accrued interest and fees, payable immediately, and enforce any and all rights and interests.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Credit Agreement, dated June 27, 2013, among SAIC, Inc., as guarantor, SAIC Gemini, Inc., as borrower, Citibank, N.A., as administrative agent, the lenders party thereto and the other agents and letter of credit issuers party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)		SAIC, INC.

Date: July 3, 2013	By:		/s/ Mark W. Sopp
Mark W. Sopp
		Its:	Executive Vice President and Chief Financial Officer

(Registrant)		SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: July 3, 2013	By:		/s/ Mark W. Sopp
Mark W. Sopp
		Its:	Executive Vice President and Chief Financial Officer

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